UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2005

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27677	33-0724325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4645 Morena Boulevard, San Diego, California	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 587-1500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of June 24, 2005, we entered into a five-year secured revolving credit facility (the “Credit Facility”) totaling up to $40 million with Bank of America, N.A. (the “Bank”), which replaced our existing $25 million unsecured revolving credit facility with the Bank. The Credit Facility was obtained for general corporate purposes, and will terminate on June 30, 2010.

Under the terms of the Credit Facility, we may borrow up to the maximum borrowing limit of $40 million less any outstanding letters of credit, and we have set the initial loan ceiling amount at $30 million. The interest rate for borrowings under the Credit Facility ranges from 1.00% to 1.50% over the average interest settlement rate for deposits in the London interbank market banks (“Eurodollar Rate”) or 0.50% to 1.00% over the Bank’s prime rate (“Base Rate”) and is subject to increase upon the occurrence of an event of default. Interest on any outstanding borrowings under the Credit Facility is payable at least quarterly.

Our ability to receive loan advances under the Credit Facility is subject to our continued compliance with various covenants, representations, warranties, and conditions, including but not limited to negative covenants against the incurrence of debt or liens. The Credit Facility also contains events of default customary for facilities of this type and provides that, upon the occurrence of an event of default, payment of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated.

Pursuant to this agreement, we and our wholly-owned subsidiaries have (i) provided an unconditional guarantee of the full and punctual payment of obligations under the Credit Facility, (ii) pledged certain of its securities to the collateral agent as security for the full payment and performance of our obligations under the Credit Facility and (iii) granted a security interest in essentially all of our personal property as security for the full payment and performance of our obligations under the Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Loan and Security Agreement, dated as of June 24, 2005.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

Dated: June 29, 2005	By:	/s/ DANIEL T. CARTER
Daniel T. Carter
Executive Vice President and
Chief Financial Officer

3